99.1

Letter from the President

March 26, 2007

To Our Shareholders

We are extremely pleased with the progress we have made over the past year in our expansion of gross profit and margins. This has been due in large part to our focus on streamlining our operations as well as increasing revenue in higher margin segments of the business such as customer support. We will remain committed in the future to building and maintaining the highest quality of revenue that is possible, so that we can achieve our goal of reaching profitability.

Over the past year, we have also been able to reduce our selling, general and administrative (SG&A). We believe this demonstrates the higher level of efficiency that we are creating from an operational and selling perspective.

Although we are pleased to report this progress, we will not be satisfied until we create a profitable business. We have entered the new year prepared to capitalize on our strengths as technology innovators and leaders.

The Marketplace

We believe that we are in the third stage of the Internet’s evolution in the hospitality industry. In stage one, from 1999 to 2002 or so, service providers invested millions in a go-to-market strategy that entailed providing major hotel brands with their IP equipment, often relying on a revenue-share model with the hotels’ pay-per-usage Internet service model to the guests to recoup their investment. At this point, high speed Internet service was predominantly available only in the larger 4 and 5-Star Hotels. The demand for high speed Internet access was present amongst guests, but it was not a determining factor in hotel selection.

In stage two, through 2005, small-to-mid sized hotels moved to adopt high-speed Internet access and service providers adjusted their business models to address the deployment opportunities that this segment of the market represented. Through this period, Internet usage in hotels steadily increased and guests became increasingly sophisticated therefore demanding a strong Internet signal and seamless Internet service in the room. In addition, as high-speed Internet access became ubiquitous in the hotel environment, simply offering the service was not enough to differentiate the hotel’s offering. Consequently, in order to maintain guest loyalty and retention, an increasing number of hotels and brands began to feel the pressure to offer high-speed Internet access for free to guests as an amenity. So what was once a revenue center for many hotel properties has now become commoditized and is now a straight cost center.

Today’s environment is a complex one for hoteliers. Guests are highly sophisticated Internet users and they expect to have seamless in-room service that accommodates file-sharing, multi-media usage and other applications that tax the hotel’s network. Meanwhile, hoteliers are faced with increasing network costs driven by increased traffic and maintenance with pressure to provide superior service, and with a diminishing realizable return on investment on their infrastructure spending. JD Powers has recently reported that the number one complaint for guests in the hotel environment is poor Internet service.

We believe that our company is positioned well to address the complexities in the market today, both to the guest and to our hotel customers. Our development path has consistently been aimed at building solutions that provide hotel customers with a heightened level of transparency on their networks and ability to effectively as well as efficiently manage them. In addition, we have differentiated our service offering by building and maintaining a world-class call center that provides guest support 24x7x365. Our IP management system is incomparable in its ability to proactively monitor and report activity on the network. The result to the hotel customer is better management capabilities, a more efficient network and reduced customer support activity.

Content is King - Superclick MDS (Media Distribution System)

Perhaps the most exciting development in the past year has been the Superclick MDS (“MDS”). Critical to its success, MDS addresses a significant pain that hoteliers are experiencing in today’s marketplace, which I alluded to above. Namely, MDS offers hoteliers the opportunity to recapture ROI on their network infrastructure investment.

MDS is a powerful content delivery application that enables targeted content, advertising and affiliate purchasing opportunities to be distributed to guests accessing the Internet on any IP gateway, whether it is managed by Superclick or by one of our competitors.

The online advertising market has become a $12 billion industry and online advertising has become a staple of every marketing director’s budget. Now, with MDS we can enable hotel and convention center customers to leverage their IP network to deliver millions of targeted impressions to their users. The power of MDS is not only its ability to deliver highly targeted content on the fly, or its flexibility to build campaigns based on number of impressions delivered, or time-based delivery, but in its interoperability with competing IP gateways. It does not matter whether the network provider has our SIMS gateway or one of our competitors’ gateways managing their network, MDS is compatible with it and can provide that network manager with a tool to leverage his or her network to create a new and powerful branding and advertising center.

We are currently in various trials within North America with MDS select properties and convention centers and look forward to rolling MDS out on a mass scale later this year. We believe that MDS gives our customers yet another reason to stick with Superclick and it provides us with great opportunity to penetrate competitive accounts.

Customer Support Revenue Continues to Build

Two years ago, we recognized that the market was quickly becoming saturated and therefore realized that if we were going to survive and also thrive over the longer-term, we would need to establish a strong, recurring component of revenue to our business. We established a 24x7x365 call center in Montreal to provide customer support. Over the past two years, we have built one of the most capable support centers in the industry. Going forward, this will continue to be an important part of our business.

Our Current Debt Obligation

In August, 2005, we entered into a convertible debt financing with Chicago Venture Partners, a Chicago-based investment fund. Due to several challenges we faced in restructuring and streamlining our business throughout 2006, we have been slow to repay the debt owing to them. Consequently, we have recognized approximately $160,000 over the past year in interest expense.

However, throughout this challenging period, Chicago Venture Partners has been an amicable business partner and we are now positioning ourselves to restructure our debt and to begin paying down both principal and interest in a much more timely capacity going forward. We believe that Chicago Venture Partners will continue to work with us throughout this process.

Committed to a Strong Future

In all of our business segments, we will continue to invest in technology and process improvements that will keep our business strategically competitive. From helping our employees to be more productive, to listening to our customers in better understand their needs we are committed to using our resources wisely in order to create the best opportunity to succeed in a competitive market place while creating value for our shareholders.

As we position our company for the future, we will continue to strengthen our board of directors as well. Our directors have reiterated their commitment to increase and maintain a high level of independent representation, as well as its commitment to ethical business conduct and legal compliance. Our company’s growth in the past year supports this conviction.

As we look to the future, we wish to extend our gratitude to each of you - our shareholders, our customers and our employees - for your invaluable support. These are exciting times for us all. We look forward to continuing to build on Superclick’s strength as we move through 2007.

Thank you for investing in us.

Cordially,

/s/ Sandro Natale

Sandro Natale
President and CEO